UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2005

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code:  (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Current Report on Form 8-K/A is being filed to amend our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 31, 2005.

Effective with the filing of our Annual Report on Form 10-K for the year ended January 29, 2005, we have restated our previously issued financial statements (i) to correct our accounting for leases in response to views expressed in a letter issued by the Office of the Chief Accountant of the Securities and Exchange Commission on February 7, 2005, and (ii) to adjust the income tax benefit recorded in fiscal 2001in the Company’s consolidated statement of operations and stockholders’ equity in the Company’s consolidated balance sheet at the end of fiscal 2001 to correct an error relating to accounting for income taxes in such fiscal year.

In connection with such adjustment relating to income taxes, we provide the following additional information:

(i)                                     The adjustment for income taxes had the effect of decreasing the income tax benefit recorded in the consolidated statement of operations for fiscal 2001, reducing ending stockholders’ equity and decreasing prepaid tax assets by $0.6 million as of February 2, 2002.

(ii)                                  Management of the Company, in consultation with the Company’s audit committee, concluded on March 29, 2005 that such previously filed financial statements for fiscal 2001 should no longer be relied upon pending completion of such adjustment to the consolidated financial statements based upon its review and analysis of the Company’s income tax related accounts.

(iii)                               The Company’s management and audit committee discussed its conclusion with the Company’s independent registered public accounting firm, Deloitte & Touche, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: April 20, 2005	By:	/s/ Patricia A. McKay
Patricia A. McKay
Executive Vice President and Chief Financial Officer